Exhibit 99.1

NEWS RELEASE

ICF International Reports Third Quarter 2008 Results

Organic Growth Rate was 20.5 Percent

Core Business Backlog up 41 Percent Year-Over-Year and 18 Percent Sequentially

Company Issues Preliminary 2009 Guidance

FOR IMMEDIATE RELEASE

Contacts:

Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen / Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (November 5, 2008)—ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the third quarter ended September 30, 2008.

Third Quarter Results and Highlights

For the third quarter, revenue was $176.3 million, consisting of $115.9 million from ICF’s core business and $60.4 million from The Road Home contract. In last year’s third quarter, the Company reported total revenue of $198.8 million, of which $73.6 million represented core business and $125.2 million was from The Road Home contract.

“Third quarter core business revenue increased 57.5 percent on a year-over-year basis, and accounted for 66 percent of total revenue for the period. This reflected continued strong demand for our advisory and implementation services from government and commercial clients and the contributions of recent acquisitions. Organic growth was 20.5 percent in the third quarter, illustrating ICF’s established leadership in high-growth markets, including energy, climate change, environment, health and human services, and homeland security,” said Sudhakar Kesavan, ICF Chairman and CEO.

For the 2008 third quarter, EBITDA1 was $16.6 million, or 9.4 percent of revenue. Earnings from operations were $12.7 million. Net income was $6.9 million, or $0.45 per diluted share, which included non-cash stock compensation expense of $1.5 million or $0.06 per diluted share net of tax. In last year’s third quarter, EBITDA was $21.7 million or 10.9 percent of revenue, earnings from operations were $19.8 million, and net income was $11.1 million, or $0.74 per share, which included non-cash stock compensation expense of $0.8 million. The fully diluted weighted average number of shares outstanding for the third quarter of 2008 was approximately 15.3 million compared to approximately 15.0 million for the third quarter of 2007.

“Profitability for the third quarter remained firmly within our projected range of 9 to 10 percent EBITDA margin, resulting from a favorable business and contract mix, as well as from greater efficiencies attributable to lower corporate expenses and more effective allocation of professional staff,” said Mr. Kesavan.

[1]	EBITDA is a Non-GAAP measurement, which adds depreciation and amortization to operating income to derive EBITDA.

“This was also an excellent quarter for new business wins. We succeeded in capturing a substantial number of new contracts across our targeted markets that are both financially and strategically important to ICF,” said Mr. Kesavan.

Backlog and New Business Awards

Backlog, excluding The Road Home contract, was $735.3 million at the end of September 2008, up 41.7 percent from third quarter 2007 backlog of $519.1 million and up 18.3 percent from the second quarter 2008 backlog of $621.6 million. The Company’s total backlog was $832.9 million at the end of September 30, 2008, of which 57.2 percent was funded.

The total value of contracts awarded in the third quarter of 2008 was $208.0 million.

Key contracts won in the third quarter included:

•

Energy Efficiency Advisory and Implementation Services: ICF was awarded two new contracts with the Baltimore Gas and Electric Company to support energy efficiency programs in three phases: regulatory filing, program design, and implementation. Phases 2 and 3 will commence after the Maryland Public Service Commission approves the programs. The potential value of all phases of the two contracts exceeds $50 million.

•

National Security Education and Training: ICF won a new five-year contract with the Maryland Procurement Office for education and training services. The five year contract is worth more than $23 million and expands ICF’s work in the national security market.

•

Eastern Europe Climate Change and Energy Efficiency Technology Implementation: ICF was awarded two new contracts in support of the European Commission’s Technical Aid to the Commonwealth of Independent States program for a combined value of $12 million. These contracts in support of energy efficiency technologies and mitigating climate change in Russia and neighboring countries reinforce ICF’s long-standing leadership with international programs in support of the Kyoto Protocol.

•

Federal Regulatory Policy Development: ICF won a five-year competitive contract valued at $10 million to continue to provide regulatory development support to the U.S. Federal Motor Carrier Safety Administration (FMCSA). ICF will assist in policy and regulatory analysis and in drafting regulatory documents in support of FMCSA’s mission to promote safe commercial motor vehicle operation.

•

Management Support of Security Functions at the U. S. Department of Homeland Security (DHS): ICF was awarded a three-year, $9.5 million recompete contract with the DHS Fraud Detection and National Security Branch. Under the contract, ICF will provide business process improvement, strategic planning, and IT, acquisition, and analytical support services, particularly in the immigration benefits and fraud detection areas.

ICF also won two strategic contract vehicles that will enable it to compete among a select group of firms for project and program management support tasks at two federal agencies. They include:

•

The SeaPort-Enhanced Indefinite Delivery/Indefinite Quantity contract vehicle provides the U.S. Navy, Marine Corps, and Defense Threat Reduction Agency access to ICF’s cutting-edge transformation and adaptive solutions capabilities as a prime contractor.

•	The U.S. Department of State Blanket Purchase Agreement provides the department access to program planning, performance improvement, and IT support services from ICF and its team.

Finally, during the third quarter and continuing into the fourth quarter, ICF has won more than $40 million new, five-year contracts for early education training and technical assistance services from the U.S. Department of Health and Human Services in support of its premier childhood early education program – the Head Start program. All awards have not yet been made.

Summary and Outlook

Looking ahead, Mr. Kesavan said, “ICF’s recognized domain expertise in high profile issues and markets, and our expanded geographic presence are enabling us to achieve solid double-digit organic growth. Our core business run rate was $463.5 million at the end of the third quarter, and record core business backlog levels provide ICF with important visibility.”

The Company reaffirms its 2008 core business revenue range of $430 million to $435 million, and narrows its total revenue guidance range to $685 million to $695 million. This equates to fourth quarter total revenue guidance of $150 million to $160 million, of which core business revenues should account for approximately 70 percent to 72 percent compared to 66 percent in the 2008 third quarter. EBITDA margin for the fourth quarter is projected to be approximately 9.5 percent, and earnings per diluted share are expected to range between $0.37 and $0.40, based on approximately 15.3 million weighted average shares outstanding, and a tax rate similar to the first nine months of 2008.

Based on current trends and its portfolio of business, the Company’s preliminary 2009 expectations are for total revenues of $530 million to $560 million. Core business revenues are expected to be at least $500 million, representing an organic growth rate of approximately 15 percent over comparable 2008 levels. EBITDA margin is projected to remain in the 9 to 10 percent range for full year 2009.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Gross Revenue	$176,281	$198,813	$535,493	$540,697
Direct Costs	115,421	147,468	355,138	398,260
Operating costs and expenses:
Indirect and selling expenses	44,251	29,639	128,344	85,107
Depreciation and amortization	1,706	622	3,891	1,727
Amortization of intangible assets	2,241	1,257	6,442	2,493

Total operating costs and expenses	48,198	31,518	138,677	89,327

Operating Income	12,662	19,827	41,678	53,110
Interest expense	(785)	(654)	(3,032)	(1,392)
Other income	67	54	15	490

Income before taxes	11,944	19,227	38,661	52,208
Provision for income taxes	5,076	8,133	16,080	21,272

Net income	$6,868	$11,094	$22,581	$30,936

Earnings per Share:
Basic	$0.47	$0.78	$1.55	$2.20

Diluted	$0.45	$0.74	$1.48	$2.09

Weighted-average Shares:
Basic	14,631	14,299	14,570	14,060

Diluted	15,283	14,999	15,209	14,800

ICF International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$2,699	$2,733
Contract receivables, net	156,199	190,159
Prepaid expenses and other	4,962	3,955
Income tax receivable	1,140	1,933
Deferred income taxes	5,613	3,902

Total current assets	170,613	202,682

Total property and equipment, net	14,340	7,541
Other assets:
Goodwill	200,061	159,491
Other intangible assets, net	19,086	17,710
Restricted cash	2,644	3,668
Other assets	3,078	1,933

Total assets	$409,822	$393,025

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$23,510	$74,260
Accrued expenses	42,190	47,084
Accrued salaries and benefits	32,115	27,801
Deferred revenue	12,299	16,067

Total current liabilities	110,114	165,212

Long-term liabilities:
Long-term debt	89,692	47,079
Deferred rent	2,300	1,773
Deferred income taxes	11,449	9,109
Other	1,733	5,061

Total Liabilities	215,288	228,234
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized; 14,854,014 and 14,593,723 issued; and 14,779,602 and 14,531,521 outstanding as of September 30, 2008 and December 31, 2007, respectively	15	15
Additional paid-in capital	117,876	109,795
Treasury stock, at cost	(1,438)	(746)
Accumulated other comprehensive income	125	361
Stockholder notes receivable	(12)	(21)
Retained earnings	77,968	55,387

Total stockholders’ equity	194,534	164,791

Total liabilities and stockholders’ equity	$409,822	$393,025

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$22,581	$30,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,333	4,220
Non-cash compensation	4,827	2,189
Accrued interest on stockholder notes	—	(21)
Loss on disposal of fixed assets	122	5
Deferred income taxes	(4,736)	(1,715)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	51,932	(36,950)
Prepaid expenses and other	327	(1,506)
Accounts payable	(55,083)	17,725
Accrued expenses	(7,685)	20,833
Accrued salaries and benefits	543	7,731
Deferred revenue	(3,887)	(3,995)
Income tax payable	36	(2,706)
Deferred rent	569	1
Other liabilities	(3,738)	(1,177)

Net cash provided by operating activities	16,141	35,570

Cash flows from investing activities
Capital expenditures	(9,257)	(2,646)
Capitalized software development costs	(245)	(300)
Payments for business acquisitions, net of cash acquired	(51,334)	(40,796)

Net cash used in investing activities	(60,836)	(43,742)

Cash flows from financing activities
Advances from working capital facilities	227,878	216,089
Payments on working capital facilities	(185,265)	(216,089)
Restricted cash	1,024	72
Debt issue costs	(1,311)	(82)
Proceeds from exercise of options	1,200	3,851
Tax benefits of stock option exercises	2,047	2,960
Net payments for stockholder issuances and buybacks	(685)	(285)
Proceeds on stockholder notes	9	536

Net cash provided by financing activities	44,897	7,052
Effect of Exchange Rate on Cash	(236)	197

Net decrease in cash and cash equivalents	(34)	(923)
Cash and cash equivalents, beginning of period	2,733	2,997

Cash and cash equivalents, end of period	$2,699	$2,074

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$2,714	$1,135

Income taxes	$20,694	$23,037